                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  AMENDMENT TO

                                   FORM 8-K/A
                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                           ACT OF 1934 DATE OF REPORT
              (Date of earliest event reported): February 28, 2003

                        UGOMEDIA INTERACTIVE CORPORATION
                        --------------------------------

               (Exact name of Registrant as specified in charter)


    NEVADA                     000-31160                    88-0470239
  ---------               -------------------              -----------
  (State of             (Commission File Number)           (IRS Employer
Incorporation)             Identification                       No.)

                     1020 NORTH JOHNSON, BAY CITY, MI 48708
            --------------------------------------------------------
                         (Address of Principal Executive
                 Offices Zip Code Registrant's telephone number,
                       including area code:(989) 892-8740

          (Former Name or Former Address, if Changed Since Last Report)
                                       N/A

--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

We previously reported, in a Current Report on Form 8-K, dated March 27, 2003, our acquisition of control of Sciax Technology, Inc., a Canadian corporation ("Sciax"). We are filing the within amendment to include the financial statements of Sciax required to be filed herewith.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


                             Financial Statements of

                              SCIAX TECHNOLOGY INC.


                       Years ended July 31, 2002 and 2001

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report                                                F-1

Balance Sheets                                                              F-2

Statements of Operations                                                    F-3

Statements of Shareholders' Deficiency and Comprehensive Income (Loss)      F-4

Statements of Cash Flows                                                    F-5

Notes to Financial Statements                                               F-6 - F-14


AUDITOR'S REPORT
--------------------------------------------------------------------------------


To the Shareholder of:
Sciax Technology, Inc.

We have audited the balance sheets of Sciax Technology Inc., as of July 31, 2002 and 2001 and the related statements of operations, shareholders' deficiency and comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Sciax Technology, Inc. at July 31, 2002 and 2001, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has incurred recurring losses from operations, working capital deficiencies and shareholders' deficiency's, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.







                                                   [REPRESENTATION OF GRAPHIC]
Burlington, Ontario                                 Harrison Carlson Criminisi
May 23, 2003                                         Chartered Accountants LLP

SCIAX TECHNOLOGY INC.
BALANCE SHEETS
July 31, 2002, with comparative figures for 2001
(IN US DOLLARS)


------------------------------------------------------------------------------------------------------------------
                                                                                   2002                 2001

ASSETS

CURRENT ASSETS
    Cash                                                                        $    53,327           $    11,455
    Accounts receivable                                                              32,279                67,115
    Inventories                                                                      12,635                62,043
    Prepaid expenses                                                                  2,888                 2,904
    Investment Tax Credit Receivable (Note 4)                                        49,135                49,135
-----------------------------------------------------------------------------------------------------------------
                                                                                    150,264               192,652

PROPERTY AND EQUIPMENT (NOTE 5)                                                      16,406                13,183
-----------------------------------------------------------------------------------------------------------------
                                                                                $   166,670           $   205,835
=================================================================================================================
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
    Current portion of bank indebtedness (Note 6)                               $    91,509           $   124,292
    Accounts Payable and Accrued Liabilities                                         89,037               125,587
-----------------------------------------------------------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                                                  180,546               249,879

BANK INDEBTEDNESS, NET OF CURRENT PORTION (Note 6)                                   33,047                41,631

DUE TO SHAREHOLDER (NOTE 7)                                                         121,604               119,036
-----------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                          335,197               410,546
-----------------------------------------------------------------------------------------------------------------
COMMITMENTS (NOTE 10)                                                                     -                     -

SHAREHOLDERS' DEFICIENCY
    Capital stock
        Authorized:
        An unlimited number of Exchangeable shares of no par value                        -                     -
        An unlimited number of Class A shares of no par value                             -                     -
        An unlimited number of Class B shares of no par value                             -                     -
        An unlimited number of Common shares of no par value                              -                     -

        Issued and outstanding:
        20,782,000 Common shares                                                          1                     1
       ACCUMULATED DEFICIT                                                         (177,378)             (205,402)

       ACCUMULATED OTHER COMPREHENSIVE INCOME                                         8,850                   690
-----------------------------------------------------------------------------------------------------------------
           TOTAL SHAREHOLDERS' DEFICIENCY                                          (168,527)             (204,711)
-----------------------------------------------------------------------------------------------------------------
                                                                                $   166,670           $   205,835
=================================================================================================================



APPROVED ON BEHALF OF THE BOARD:

                        Director
------------------------


                 See accompanying notes to financial statements.

SCIAX TECHNOLOGY INC.
STATEMENTS OF Operations
Year ended July 31, 2002, with comparative figures for 2001
(IN US DOLLARS)

-----------------------------------------------------------------------------------------------------------------
                                                                                    2002                  2001
-----------------------------------------------------------------------------------------------------------------
SALES                                                                           $   361,784           $   319,631

COST OF GOODS SOLD                                                                  191,866               253,967
-----------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                        169,918                65,664

OPERATING EXPENSES
    Selling, general and administrative                                             300,647               257,266
    Research and development                                                         78,673                20,742
-----------------------------------------------------------------------------------------------------------------

                                                                                    379,320               278,008
-----------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                              (209,402)             (212,344)

Interest and other income                                                            19,917                21,330
Interest and other expenses                                                        (32,947)              (23,104)
Gain on sale of product (note 8)                                                    250,456                     -
-----------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                               $    28,024           $  (214,118)
=================================================================================================================






                 See accompanying notes to financial statements.

SCIAX TECHNOLOGY INC.
STATEMENT OF SHAREHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (in US Dollars)


                                                                          Accumulated
                                     Common Stock                            Other          Total
                                ------------------------    Accumulated  Comprehensive    Stockholders'  Comprehensive
                                  Shares         Amount       Deficit        Income        Deficiency    Income (Loss)
                                -----------   ----------    ----------  --------------    ------------   -------------
Balance at August 1, 2000        20,782,000   $        1    $    8,716  $        (835)    $      7,882

   Change in cumulative
        translation adjustment                                                  1,525            1,525   $       1,525

    Net loss                              -            -      (214,118)                       (214,118)       (214,118)
                                -----------   ----------    ----------  -------------     ------------   -------------

Balance at July 31, 2001         20,782,000            1      (205,402)           690         (204,711)  $    (212,593)
                                                                                                         =============
   Change in cumulative
        translation adjustment                                                  8,160            8,160           8,160

   Net income                             -            -        28,024                          28,024          28,024
                                -----------   ----------    ----------  -------------     ------------   -------------
Balance at July 31, 2002         20,782,000   $        1    $ (177,378) $       8,850     $   (168,527)  $      36,184
                                ===========   ==========    ==========  =============     ============   =============




                 See accompanying notes to financial statements.

SCIAX TECHNOLOGY INC.
STATEMENTS OF CASH FLOWS
Year ended July 31, 2002, with comparative figures for 2001
(IN US DOLLARS)

-----------------------------------------------------------------------------------------------------------------
                                                                                   2002                 2001
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                                         $      28,024         $    (214,118)
    Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities:
               Depreciation                                                           5,271                 5,689
-----------------------------------------------------------------------------------------------------------------
                                                                                     33,295              (208,429)
    CHANGES IN OPERATING ASSETS AND LIABILITIES:
        Accounts receivable                                                          34,836               136,750
        Inventories                                                                  49,408               (21,693)
        Prepaid expenses                                                                 16                  (926)
        Investment tax credit receivable                                                  -               (49,135)
        Accounts payable and accrued liabilities                                    (36,550)               41,900
-----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                  81,005              (101,533)
-----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Expenditures on property and equipment                                         (8,494)                     -
-----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in due to shareholder                                                    2,568                11,724
    Decrease in cash overdraft                                                            -               (15,294)
    (Decrease) Increase in Bank Indebtedness                                        (41,367)              115,033
-----------------------------------------------------------------------------------------------------------------

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                 (38,799)              111,463
-----------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE ON CASH                                                       8,160                 1,525
-----------------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                                                     41,872                11,455

CASH, BEGINNING OF YEAR                                                              11,455                     -
-----------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                                             $      53,327         $      11,455
=================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    CASH PAID DURING THE YEAR FOR:
           Interest                                                           $      33,370         $      23,948
=================================================================================================================





                 See accompanying notes to financial statements.

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------


1. NATURE OF BUSINESS


         Sciax Technology Inc. (the "Company") was incorporated in the province of Ontario, Canada on August 2, 1996. The Company is engaged in the manufacturing and sale of optical and opt-electronic remote viewing systems for military and law enforcement applications. Sciax sells their products to governments in Canada, The United States, and Europe, and to industrial customers in manufacturing, aviation/aerospace, oil and gas, and power generating and mining.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     (a) Basis of Presentation - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations of $209,402 and $212,344 for the years ended July 31, 2002 and 2001, respectively. Additionally, the Company has a net working capital deficiency of $30,819 and $57,227 and shareholders' deficiency's of $168,527 and $204,711, at July 31, 2002 and 2001, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management expects to incur additional losses from operations into the foreseeable future and recognizes the need to raise capital to achieve their business plan. Management's plan with respect to these matters include raising additional capital through future issuance of stock and/or debt, and the re-structuring of operations to generate future profitable operations. There can be no assurance that management will be successful in accomplishing its business plan. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

     (b) Use of estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (c) Accounts Receivable and Allowance for Doubtful Accounts - The Company routinely reviews its accounts receivable, by customer account aging, to determine the collectibility of the amounts due based on information it receives from the customer, past history and economic conditions. In doing so, the Company adjusts its allowance accordingly to reflect the cumulative amount that the Company feels is uncollectible. This estimate may vary from the proceeds that it actually collects. If the estimate is too low, the Company may incur bad debt expense in the future resulting in lower net income. If the estimate is too high, the Company may experience lower bad debt expense resulting in higher net income.

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------




     (d) Fair Value of Financial Instruments - The carrying amounts reported on the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments. The carrying amount of the Company's borrowings also approximates their fair value based upon debt terms available for companies under similar terms.

     (e) Inventories - Inventories are stated at the lower of cost (first-in, first-out basis) or market. All inventories at July 31, 2002 and 2001, respectively, consisted of finished goods.

     (f) Property and Equipment - Property and Equipment are stated at cost, less accumulated depreciation which is provided on the declining balance method over the estimated useful lives of the assets. The Company uses an accelerated depreciation method for both financial reporting and tax purposes.

     (g) Accounting for Long-Lived Assets - The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     (h) Foreign Currency Translation and Foreign Assets - In accordance with the provisions of Statement of Financial Accounting Standards
          ("SFAS"), No. 52, "Foreign Currency Translation," assets and liabilities of the Company were translated into United States dollars at the exchange rates in effect on the reporting date, while income and expenses are translated at an average exchange rate for the respective period. The resulting translation adjustments, if material, are recorded as a component of shareholders' deficiency while foreign currency translation gains and loses are included in earnings.

     (i) Comprehensive Income - The Company has adopted SFAS 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Comprehensive income is displayed in the statements of shareholders' deficiency and in the balance sheet as a component of shareholders' deficiency. The Company's comprehensive income consists of foreign currency translation adjustments.

     (j) Income Taxes - The company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------

          differences  are  expected  to  reverse.   Valuation   allowances  are
          established when it is more likely than not that the deferred tax assets will not be realized.

     (k)  Revenue  Recognition - Revenue is recognized  when product is shipped,
          the  price  has  been  fixed  or  determined  and   collectability  is
          reasonably assured.

     (l) Advertising Costs - Advertising costs are expensed as incurred. Advertising expenses amounted to $19,381 and $18,204 for the years ended July 31, 2002 and 2001, respectively, and are included in selling, general and administrative expenses in the accompanying statements of operations.

     (m) Research and Development - Research and development costs, which consist primarily of product development costs, are expensed in the period incurred and are included in selling, general and administrative expenses in the accompanying statements of operations.

     (n) Acquisitions - The Company has adopted SFAS No. 141, "Business Combinations". SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and eliminates the pooling-of-interest method. SFAS 141 further clarifies the criteria for recognition of intangible assets separately from goodwill.

     (o)  Recent Accounting Pronouncements


                     (i) SFAS 144

                          Effective January 1, 2002, the Company adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 superceded SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption did not have a material effect the Company's financial statements.


                     (ii) SFAS 148


                          In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------


                          employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS No. 148 is not expected to have a material impact on the Company's financial statements.


                     (iii) FIN 45

                          In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition and measurement provisions are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to have a material impact on the Company's financial statements.


                     (iv)     SFAS 150


                          In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 will become effective for financial instruments entered into or modified after May 31, 2003. The Company is in the process of assessing the effect of SFAS 150 and does not expect the implementation of the pronouncement to have a material effect on its financial condition or results of operations.


3. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consists of cash and trade receivables. The Company places its cash with high credit quality financial institutions, and therefore management believes the risk is relatively limited. In regards to trade receivables, management believes the risk is relatively limited due to the credit assessment of its customers.

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------



         The Company relies on vendors located in Germany for a significant amount of its purchases. Purchases from one supplier represented 71% and 60% of purchases for the year ended July 31, 2002 and 2001, respectively. As of July 31, 2002 and 2001, the amounts due to the supplier were approximately $20,030 and $72,634, respectively, and are included in accounts payable. Management believes that other suppliers could provide the materials on comparable terms.


         Accounts  receivable  are  due  from  various  industrial  and  defense customers through out the United States of America and Canada; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these accounts receivable, repayment is dependent upon the financial stability of the industries served. During the years ended July 31, 2002 and 2001, four customers accounted for approximately 26% and 51%, respectively of the Company's sales. These same customers accounted for approximately 23% and 57% of the Company's outstanding accounts receivable at July 31, 2002 and 2001, respectively.


4. INVESTMENT TAX CREDIT RECEIVABLE

         Investment tax credits are eligible on certain research and development costs incurred by the Company. As such, the Company has applied for refundable Canadian tax credits relating to research and development costs in the year ended July 31, 2001. Such credits are accounted for using the cost reduction method. Under this method, tax credits relating to eligible expenditures are accounted for as a reduction of related expenses in the period during which the expenditures are incurred, provided there is reasonable assurance of realization. The company has recorded $49,135 of such credits, as realizable, as of July 31, 2001. In August 2002 the Company received these tax credits.



5. PROPERTY AND EQUIPMENT


                                                                                  July 31,
                                                      Useful         ----------------------------------
                                                       Life              2002                2001
                                                     ----------      --------------     ---------------
         Office Furniture and Fixtures               10 years        $      15,704      $        13,880
         Computer Equipment                           4 years               18,339               14,609
         Camera                                       4 years                6,901                6,901
         Software                                     2 years                7,346                4,406
                                                                     -------------      ---------------
                                                                            48,290               39,796
         Less Accumulated Depreciation                                     (31,884)             (26,613)
                                                                     -------------      ---------------
                                                                     $      16,406      $        13,183
                                                                     =============      ===============

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------



6. BANK INDEBTEDNESS

         Bank indebtedness is comprised of the following:


                                                                July 31,
                                                      ---------------------------
                                                          2002            2001
                                                      -----------     -----------
         (a)      Line of credit                      $    78,969     $    70,473
         (b)      Bank loan                                45,587          54,708
         (c)      Bank overdraft                                -          40,742
                                                      -----------     -----------
                                                          124,556         165,923
                  Less: current portion                    91,509         124,292
                                                      -----------     -----------
                  Long-term portion                   $    33,047     $    41,631
                                                      ===========     ===========



     (a) The Company's line of credit with a commercial bank in Canada provides for a maximum borrowing of up to $111,000 at July 31, 2002. The line bears interest at prime plus 1.90% per annum. The prime rates at July 31, 2002 and 2001 were 4.50% and 6.00%, respectively. Interest on this line of credit is paid monthly. The line of credit is secured by all of the assets of the Company, and loans under the line of credit are guaranteed by the President of the Company. At July 31, 2002, the Company had $32,031 available under this line of credit.

     (b) The Company entered into a five-year bank loan with a commercial bank in Canada in March 2001 totaling $57,350 at July 31, 2002. The loan accrues interest at an effective annual rate of 14.70% per annum. The loan requires monthly principal payments of $1,045. This loan is secured by the assets of the Company, subordinated to the security held by the Company's primary lender. During the year, the lender waived the principal payment requirements for five months.

     (c) The Company's bank overdraft with a commercial bank in Canada provides for a maximum borrowing of up to $47,800 at July 31, 2002. The overdraft bears interest at prime plus 3.00% per annum. The prime rate at July 31, 2002 was 4.5%. Interest on this line is paid monthly. The overdraft is secured by all the assets of the Company. The bank overdraft was repaid in 2002.

         Bank indebtedness matures as follows:

                          Year Ended July 31,
                          -------------------
                                 2003               $ 91,509
                                 2004                 12,540
                                 2005                 12,540
                                 2006                  7,967
                                                    --------
                                                    $124,556
                                                    ========

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------

7. DUE TO SHAREHOLDER

         The amounts due to shareholder are unsecured advances. As it is not the intention of the shareholder to call for repayment of these advances within the next fiscal year, the advances have therefore, been classified as long term.


8. GAIN ON SALE OF PRODUCT

         In 2002 the Company disposed of a potential new product that was being developed for future use. The net proceeds received from the disposition were $250,455. Costs and expenses in connection with the development of this product were previously expensed in research and development costs of prior periods.


9. INCOME TAXES

         The Company has a net operating loss carry forward for Canadian federal tax purposes in the amount of approximately $290,600 at July 31, 2002. These net operating losses can be carried forward seven years to offset future taxable income and begin to expire in 2007. The resulting deferred tax asset of approximately $ 58,000 has been offset by a corresponding 100% valuation allowance, since it's more likely than not that the Company will not realize a benefit for the net operating loss carryforward.

         A tax benefit of approximately $18,950 for the year ended July 31, 2002, and $39,200 for the year ended July 31, 2001, has been offset by a corresponding valuation allowance, therefore none of the benefit has been recognized in the accounts of the Company.


10. COMMITMENTS


         The Company leases its primary office premises in Toronto, Ontario Canada. The lease is for twelve months, expiring in June 2003.


         In addition to their lease for their premises, the Company has entered into various non-cancelable operating leases for equipment.


         Future minimum lease payments are as follows:


                                 Years Ended July 31,
                                -------------------------

                                        2003            $  30,364
                                        2004               13,695
                                        2005               12,620
                                        2006                6,097
                                                        ---------
                                                        $  62,776
                                                        =========

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------

11.      SUBSEQUENT EVENTS

     a. In February 2003, the Company's shareholders authorized the creation of an unlimited number of exchangeable shares. These shares have a preference over the Company's existing Class A stock, Class B stock and common shares.

     b. In February 2003, the Company sold 318,000 of their no par value common shares for $99,000.

     c. On March 19, 2003, UgoMedia Interactive Corporation, a Nevada corporation ("UgoMedia"), completed its acquisition (the "Acquisition") of the Company, according to the terms of a Shareholder Purchase Agreement that was executed on January 8, 2003. The Company is now a wholly owned subsidiary of UgoMedia. The Company was acquired by UgoMedia in a stock-for-stock transaction in which the former shareholders of the Company now own approximately 77% of UgoMedia's outstanding common stock. Although the UgoMedia is the legal acquirer in the merger, and remains the registrant with the Securities and Exchange Commission, under accounting principles generally accepted in the United States of America, the merger was accounted for as a reverse acquisition, whereby the Company is considered the "acquirer" of UgoMedia for financial reporting purposes as the Company's shareholders controlled more than 50% of the post merger combined entity. Substantially all the assets and liabilities of the Company were acquired by UgoMedia. Expenses of the acquisition were approximately $135,000 and were charged to operations during the fiscal year end July 31, 2003.

          The terms of the acquisition of the Company include as follows:


          - The majority shareholder of the Company ("Major Shareholder") surrendered 20,782,000 of his common shares in the Company to 4137639 Canada, Inc., a Canadian company wholly owned by UgoMedia, where upon he received from the Company 18,812,144 of their exchangeable shares ("exchangeable shares"). In addition, the Major Shareholder received 4,703,036 shares of the UgoMedia's Preferred Stock. Each share of UgoMedia's Preferred Stock is entitled to four votes per share. Each UgoMedia preferred share together with four exchangeable shares of the Company, are convertible into four shares of UgoMedia's common stock. The maximum number of annual conversions can be no greater than 4% of the shares, of UgoMedia's common stock issued and outstanding as of the end of the previous year.


          - The remaining former shareholders of the Company ("remaining shareholders") received 287,858 shares of the UgoMedia's common shares in exchange for their 318,000 common shares of the Company. The remaining shareholders' common shares received are in proportion to the exchangeable shares received by the Major Shareholder.

SCIAX TECHNOLOGY INC.
NOTES TO THE FINANCIAL STATEMENTS
Year ended July 31, 2002, with comparative figures for  2001
--------------------------------------------------------------------------------



          - In addition, UgoMedia entered into two consulting agreements, with one officer and one principal shareholder of UgoMedia, for services to be performed for the Company. Each received 1,000,000 shares of the UgoMedia's common stock. The terms of the consulting agreements are for one year, commencing January 8, 2003. The common shares issued were valued at $0.16 per share. UgoMedia has recorded a prepaid asset for the value of the shares issued, to be amortized over the life of the agreements. As of March 31, 2003 UgoMedia had a $240,000 prepaid asset related to these consulting agreements.

          - Prior to the completion of the merger, the UgoMedia purchased a total of 3,709,668 shares of its common stock in exchange for two promissory notes payable, each for $175,000. These notes bear interest at 6% per annum, and are repayable at the first anniversary of the closing of the merger, or March 19, 2004. The notes are convertible, all in part, into shares of UgoMedia's common stock at the rate of $0.20 per share. If UgoMedia should default on these notes, the holders can convert their notes into UgoMedia's common stock at the lower of $0.20 per share, or the average trading price of UgoMedia for 20 days immediately prior to the holders converting their notes.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of UgoMedia Interactive Corporation ("UgoMedia") and Sciax Technology, Inc. (the "Sciax") give effect to the merger between UgoMedia and the Company under the purchase method of accounting. Although UgoMedia is the legal acquirer in the merger, and remains the registrant with the Securities and Exchange Commission, under accounting principles generally accepted in the United States of America, the merger was accounted for as a reverse acquisition, whereby Sciax is considered the "acquirer" of UgoMedia for financial reporting purposes as Sciax's shareholders controlled more than 50% of the post merger combined entity. Among other matters, this requires that UgoMedia present in all financial statements and other public information filings, from the date of completion of the merger, prior historical financial statements and information of Sciax. It also requires a retroactive restatement of Sciax's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the merger. Substantially all the assets and liabilities of the Company were acquired from Sciax. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of UgoMedia would actually have been if the merger had in fact occurred on January 1, 2002, nor do they purport to project the results of operations or financial position of UgoMedia for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between UgoMedia and Sciax.

The consolidated financial statements of UgoMedia for the year ended December 31, 2002, are derived from audited consolidated financial statements and are included in Form 10-KSB as filed by UgoMedia on April 14, 2003, with the Securities and Exchange Commission. The historical financial statements of Sciax for the year ended December 31, 2002, are derived from their audited financial statements for the year ended July 31, 2002, contained in this amended Current Report on Form 8-K, then adjusted for the unaudited periods August 31, 2001 through December 31, 2001, and August 1, 2002 through December 31, 2002.

You should read the financial information in this section along with UgoMedia's and Sciax financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

                        Ugomedia Interactive Corporation
                 Unaudited Pro Forma Combined Balance Sheet with
                             Sciax Technology, Inc.
                                December 31, 2002



                                                     Sciax        Ugomedia
                                                   Technology    Interactive       Pro Forma         Pro Forma
                                                       Inc.      Corporation      Adjustments        Combined
                                                  -----------    -----------    --------------      -----------
                                                    in US$
                      Total Assets
Current Assets
      Cash                                        $    83,779    $         -    $            -      $    83,779
      Accounts Receivable                             213,966                                           213,966
      Inventory                                        12,662                                            12,662
      Prepaid Expenses and Other Current Assets         2,893                          320,000          322,893
                                                  -----------    -----------    --------------      -----------
         Total Current Assets                         313,300              -           320,000          633,300

Fixed Assets                                           13,238              -                 -           13,238
                                                  -----------    -----------    --------------      -----------
                                                  $   326,538    $         -    $      320,000      $   646,538
                                                  ===========    ===========    ==============      ===========
         Liabilities and Shareholder Deficiency

Current Liabilities
      Line of Credit Payable                      $    98,592    $    36,416    $            -      $   135,008
      Current Portion of Debt                          13,408                                            13,408
      Accounts Payable and Accrued Liabilities        184,627                                           184,627
      Note Payable - Shareholder                            -         38,436                             38,436
                                                  -----------    -----------    --------------      -----------
         Total Current Liabilities                    296,627         74,852                 -          371,479
                                                  -----------    -----------    --------------      -----------
Long-Term Portion of Debt                              27,085                          350,000 (4)      377,085
Due to Shareholder                                    157,412         42,965                            200,377

Shareholders' Deficiency
      Preferred Stock                                                                    4,703 (1)        4,703
      Capital Stock                                                    9,910               288 (2)        8,488
                                                                                       (3,710) (5)
                                                                                         2,000 (6)
      Additional Paid In Capital                                   1,093,351            (4,703)(1)      188,992
                                                                                          (288)(2)
                                                                                    (1,221,078)(3)
                                                                                         3,710 (5)
                                                                                       318,000 (6)
      Treasury Shares                                                                 (350,000)(4)     (350,000)
      Other Comprehensive Income                       18,420                                            18,420
      Accumulated Deficit                            (173,006)    (1,221,078)        1,221,078 (3)     (173,006)
                                                  -----------    -----------    --------------      -----------
        Total Shareholders' Deficiency               (154,586)      (117,817)          (30,000)        (302,403)
                                                  -----------    -----------    --------------      -----------
                                                  $   326,538    $         0    $      320,000      $   646,538
                                                  ===========    ===========    ==============      ===========


                            See accompanying notes.

                        Ugomedia Interactive Corporation
            Unaudited Pro Forma Combined Statement of Operations with
                             Sciax Technology, Inc.
                          Year Ended December 31, 2002

                                             Sciax        Ugomedia
                                          Technology     Interactive     Pro Forma      Pro Forma
                                              Inc.       Corporation    Adjustments     Combined
                                          -----------    -----------    -----------    -----------
Net Sales                                 $   404,994    $              $              $   404,994
Cost of Goods Sold                             30,391                                       30,391
                                          -----------    -----------    -----------    -----------
    Gross Profit                              374,603                             0        374,603
                                          -----------    -----------    -----------    -----------
Operating Expenses:
    Selling, General and Administrative       389,494                                      389,494
    Research and Development                   41,387                                       41,387
                                          -----------    -----------    -----------    -----------
        Total Operating Expenses              430,881                            (0)       430,881
                                          -----------    -----------    -----------    -----------

Loss from Operations                          (56,278)                           (0)       (56,278)

    Interest and Other Income                  32,620                                       32,620
    Interest and Other Expenses               (17,573)                                     (17,573)
                                          -----------    -----------    -----------    -----------
Net loss                                  $   (41,231)   $              $        (0)   $   (41,231)
                                          ===========    ===========    ===========    ===========
Basic Net Loss Per Share                                                               $     (0.00)
                                                                                       ===========
Basic Weighted Average Common Shares                                                     8,487,858
                                                                                       ===========


                            See accompanying notes.

                        Ugomedia Interactive Corporation
            Unaudited Pro Forma Combined Statement of Operations with
                             Sciax Technology, Inc.
                        Three Months Ended March 31, 2003


                                              Sciax       Ugomedia
                                           Technology    Interactive     Pro Forma      Pro Forma
                                               Inc.      Corporation    Adjustments     Combined
                                           -----------   -----------    -----------    -----------
Net Sales                                  $    29,607   $              $              $    29,607
Cost of Goods Sold                               9,257                                       9,257
                                           -----------   -----------    -----------    -----------
    Gross Profit                                20,350                            0         20,350
                                           -----------   -----------    -----------    -----------
Operating Expenses:
     Selling, General and Administrative       242,179                                     242,179
     Research and Development                   51,543                                      51,543
                                           -----------   -----------    -----------    -----------
               Total Operating Expenses        293,722                           (0)       293,722
                                           -----------   -----------    -----------    -----------
Loss from Operations                          (273,372)                          (0)      (273,372)

     Interest and Other Income                   1,936                                       1,936
     Interest and Other Expenses                (4,540)                                     (4,540)
                                           -----------   -----------    -----------    -----------
Net loss                                   $  (275,976)  $              $        (0)   $  (275,976)
                                           ===========   ===========    ===========    ===========
Basic Net Loss Per Share                                                               $     (0.03)
                                                                                       ===========
Basic Weighted Average Common Shares                                                     8,487,858
                                                                                       ===========




                             See accompanying notes.

                        UGOMEDIA INTERACTIVE CORPORATION
                        NOTES TO THE UNAUDITED PRO FORMA
                      COMBINED WITH SCIAX TECHNOLOGY, INC.
                              FINANCIAL INFORMATION

On March 19, 2003, UgoMedia Interactive Corporation ("UgoMedia") completed its acquisition of Sciax Technology, Inc. ("Sciax"). Sciax was acquired in a stock-for-stock transaction in which the former shareholders of the Sciax now own approximately 77% of UgoMedia's common stock. The transaction has been accounted for as a reverse acquisition whereby Sciax is considered the "acquirer" of the UgoMedia for financial reporting purposes as Sciax's shareholders controlled more than 50% of the post merger combined entity.

The terms of the acquisition of the Sciax include as follows:

- The majority shareholder of Sciax ("Major Shareholder") surrendered 20,782,000 of his common shares in Sciax to 4137639 Canada, Inc., a Canadian company wholly owned by UgoMedia, where upon he received from Sciax 18,812,144 of their exchangeable shares ("exchangeable shares"). In addition, the Major Shareholder received 4,703,036 shares of the UgoMedia's Preferred Stock. Each share of UgoMedia's Preferred Stock is entitled to four votes per share. Each UgoMedia preferred share together with four exchangeable shares of Sciax, are convertible into four shares of UgoMedia's common stock. The maximum number of annual conversions can be no greater than 4% of the shares, of UgoMedia's common stock issued and outstanding as of the end of the previous year.

- The remaining former shareholders of Sciax ("remaining shareholders") received 287,858 shares of the UgoMedia's common shares in exchange for their 318,000 common shares of Sciax. The remaining shareholders' common shares received are in proportion to the exchangeable shares received by the Major Shareholder.

- In addition, UgoMedia entered into two consulting agreements, with one officer and one principal shareholder of UgoMedia, for services to be performed for Sciax. Each received 1,000,000 shares of UgoMedia's common stock. The terms of the consulting agreements are for one year, commencing January 8, 2003. The common shares issued were valued at $0.16 per share. UgoMedia has recorded a prepaid asset for the value of the shares issued, to be amortized over the life of the agreements. As of March 31, 2003 UgoMedia had a $240,000 prepaid asset related to these consulting agreements.

- Prior to the completion of the merger, UgoMedia purchased a total of 3,709,668 shares of its common stock in exchange for two promissory notes payable, each for $175,000. These notes bear interest at 6% per annum, and are repayable at the first anniversary of the closing of the merger. The notes are convertible, all in part, into shares of UgoMedia's common stock at the rate of $0.20 per share. If UgoMedia should default on these notes, the holders can convert their notes into UgoMedia's common stock at the lower of $0.20 per share, or the average trading price of UgoMedia for 20 days immediately prior to the holders converting their notes.

The adjustments to the unaudited pro forma combined financial statements for the year ended December 31, 2002 assume the merger occurred as of January 1, 2002 and are as follows:

     (1) Issuance of 4,703,036 shares of preferred stock of UgoMedia in the merger at $.001.

     (2) Issuance of 287,858 shares of common stock of UgoMedia in the merger at $.001.

     (3) Elimination of UgoMedia accumulated deficit to additional paid in capital.

     (4) Surrender of 3,709,668 shares of UgoMedia common stock for the issuance of notes payable in the amount of $350,000. The surrender of these common shares has been accounted for as treasury stock. The notes bear interest at 6% per annum, commencing January 1, 2003. The notes are due and payable on March 19, 2004.

     (5)  Elimination of UgoMedia treasury stock from common stock outstanding.

     (6) Issuance of a total of 2,000,000 shares of UgoMedia common stock for two consulting agreements one of the principal stockholders and an officer of UgoMedia. These shares have been valued at fair value, $.16, at the date of the merger agreement.

EXHIBITS:  None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 14, 2003                   UGOMEDIA INTERACTIVE CORPORATION
                                       --------------------------------
                                                 (Registrant)

                                       By: /s/ Nitin Amersey, CEO
                                          ----------------------------